Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-191161) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
2.	Registration Statement (Form S-8 No. 333-194228) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
3.	Registration Statement (Form S-8 No. 333-204210) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
4.	Registration Statement (Form S-8 No. 333-210694) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
5.	Registration Statement (Form S-8 No. 333-215575) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
6.	Registration Statement (Form S-8 No. 333-222400) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan
7.	Registration Statement (Form S-8 No. 333-226199) pertaining to the Onconova Therapeutics, Inc. 2018 Omnibus Incentive Compensation Plan
8.	Registration Statement (Form S-8 No. 333-233410) pertaining to the Onconova Therapeutics, Inc. 2018 Omnibus Incentive Compensation Plan
9.	Registration Statement (Form S-8 No. 333-258336) pertaining to the Onconova Therapeutics, Inc. 2021 Omnibus Incentive Compensation Plan
10.	Registration Statement (Form S-8 No. 333-268393) pertaining to the Onconova Therapeutics, Inc. 2021 Omnibus Incentive Compensation Plan, as Amended and Restated
11.	Registration Statement (Form S-3 No. 333-230744) of Onconova Therapeutics, Inc.
12.	Registration Statement (Form S-3 No. 333-273081) of Onconova Therapeutics, Inc.
13.	Registration Statement (Form S-1 No. 333-211769) of Onconova Therapeutics, Inc.
14.	Registration Statement (Form S-1 No. 333-222374) of Onconova Therapeutics, Inc.
15.	Registration Statement (Form S-1 No. 333-224315) of Onconova Therapeutics, Inc.
16.	Registration Statement (Form S-1 No. 333-234360) of Onconova Therapeutics, Inc.

of our report dated June 17, 2024, on our audits of the financial statements of Trawsfynydd Therapeutics, Inc. as of December 31, 2023 and 2022 and for each of the years then ended, which report is included in this Current Report on Form 8-K/A to be filed on or about June 17, 2024. Our report includes an explanatory paragraph about the existence of substantial doubt concerning Trawsfynydd Therapeutics, Inc.’s ability to continue as a going concern.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

June 17, 2024